UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2024

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	633-0851
(Registrant's telephone number, including area code)
UNITED INSURANCE HOLDINGS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 22, 2024, B. Bradford Martz, President, will step down from his role of Chief Financial Officer to focus on his position as President of American Coastal Insurance Corporation (“ACIC” or the “Company”). Mr. Martz held the role of Chief Financial Officer since 2012. Mr. Martz's primary responsibilities will shift to investor relations and strategic initiatives aimed at building shareholder value.

The Company has appointed Svetlana Castle, JD, MPA, CPA, as the Company's new Chief Financial Officer effective January 22, 2024. Ms. Castle will be responsible for the finance, accounting and tax operations for the Company. In connection with Ms. Castle’s appointment as Chief Financial Officer, the Company entered into an Employment Agreement with Ms. Castle (the “Employment Agreement”) on January 17, 2024. The Employment Agreement provides that the Company will employ Ms. Castle on an at-will basis, for a term that begins on the effective date and continues until the first (1st) anniversary of the effective date. The Employment Agreement will automatically renew for additional one-year terms unless either party provides 30 days' written notice of such party's intent to terminate Ms. Castle's employment, or unless the Company terminates Ms. Castle's employment for "cause" or Ms. Castle resigns for "Good Reason", as such terms are defined in the Employment Agreement. Pursuant to the Employment Agreement, Ms. Castle will receive an annual base salary and (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established for the Company's executive management team, and (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans.

The Employment Agreement provides that upon the termination of Ms. Castle's employment, she will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Ms. Castle's employment, unless such employee has not been employed by the Company for more than one year.

The foregoing description does not purport to be a complete description of the Employment Agreement and such description is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Castle has 15 years of experience in the insurance industry, in addition to vast experience across shared services operations, enterprise risk management, financial reporting and forecasting, and auditing. Most recently, Ms. Castle held the position of Chief Accounting Officer and Enterprise Risk Management Lead at Bankers Financial Corporation ("Bankers") from 2015 to July 2023. While at Bankers, Ms. Castle was responsible for the comprehensive financial management of over 50 subsidiaries. Ms. Castle holds a Juris Doctor degree, a Master's degree in Accounting, a Bachelors of Arts degree in Accounting, and a Bachelors of Science degree in Education - Mathematics.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 17, 2024, between American Coastal Insurance Corporation and Svetlana Castle

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
January 18, 2024	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)